UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016 (August 23, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreements

On August 23, 2016, PDC Energy, Inc. (the “Company”) entered into two acquisition agreements (the “Acquisition Agreements”) with  Kimmeridge Energy Management Company GP, LLC (“Kimmeridge” or “Sellers’ Representative”) and certain of its affiliates and investors (collectively, “Sellers”) pursuant to which, and subject to the terms and conditions of those agreements, the Company has agreed to acquire an aggregate of approximately 57,000 net acres in Reeves and Culberson Counties, Texas, for an aggregate consideration to Sellers, in the form of cash and stock of the Company, of approximately $1.5 billion, subject to certain adjustments.

One of the Acquisition Agreements is a Stock Purchase and Sale Agreement (the “Stock Purchase Agreement”) by and among the Company, Arris Petroleum Corporation (“Arris”), the seller parties thereto (the “Arris Sellers”) and the Sellers’ Representative.  Pursuant to the Stock Purchase Agreement, the Company agreed to acquire from the Arris Sellers all of the issued and outstanding shares of Arris, subject to the terms and conditions contained therein (the “Arris Acquisition”). Arris owns certain interests in oil and gas properties, rights and related assets, including approximately 32,784 net acres. The consideration for the Arris Acquisition will consist of cash in the amount of $525,264,742, subject to certain adjustments, and 5,390,478 shares of the Company’s common stock (the “Stock Purchase Price”). Of the shares to be included in the Stock Purchase Price, 456,925 will be held in escrow in connection with the indemnification obligations contained in the Stock Purchase Agreement.

The other Acquisition Agreement is an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) by and among the Company, 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC (299 Pipeline, LLC together with 299 Production, LLC and 299 Resources, LLC, the “299 Sellers”) and Sellers’ Representative.  Pursuant to the Asset Purchase Agreement, the Company has agreed to acquire from the 299 Sellers certain interests in oil and gas leases, wells, and related assets, including approximately 24,243 net acres (the “299 Acquisition”). The consideration for the 299 Acquisition will consist of cash in the amount of $389,410,757, subject to certain adjustments, and 3,996,290 shares of the Company’s common stock (the “Asset Purchase Price”). Of the shares to be included in the Asset Purchase Price, 338,746 will be held in escrow in connection with the indemnification obligations contained in the Asset Purchase Agreement.

Each Acquisition Agreement includes a form of Investment Agreement governing the issuance of the shares of Company stock to the Sellers at the closing of the Arris Acquisition and the 299 Acquisition (collectively, the “Acquisitions”), as applicable.  Each Investment Agreement will be entered into at the closing of the Acquisitions and includes certain provisions relating to the Sellers’ ownership of Company stock, including customary registration rights provisions.

Each Acquisition Agreement and Investment Agreement contains various representations, warranties, covenants, and indemnification obligations of the Company and Sellers that are customary in transactions of this type.  The closing of the Acquisitions is subject to satisfaction or waiver of customary specified conditions, including the material accuracy of the representations and warranties of the Company and the relevant Sellers (generally subject to a material adverse change standard) and obtaining any necessary approvals under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. Each Acquisition Agreement contains certain customary termination rights for both the Company and the Sellers’ Representative, including the rights of either party to terminate in the event that the relevant Acquisition has not been completed by December 31, 2016.

A copy of each Acquisition Agreement, including a form of the related Investment Agreement, is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Acquisition Agreements does not purport to be a complete description thereof and is qualified in its entirety by the full text of the agreements, which are attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.  Each Acquisition Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto.  The representations and warranties of each party set forth in the Acquisition Agreements, including the Investment Agreements, have been made, or will be made, solely for the benefit of the other parties to the agreements and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been, or will be, qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards contained in the relevant agreement which may differ from what may be viewed as material by investors, and (iii) were, or will be, made only as of the date of the relevant agreement or such other date as is specified in the agreement.

Commitment Letter

On August 23, 2016, in connection with the Acquisition Agreements, the Company entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), regarding certain aspects of the financing of the Acquisitions.  The Commitment Letter contemplates, among other things, (i) a senior unsecured bridge loan to the Company in an aggregate principal amount not to exceed $600 million, to be drawn, if at all, at the closing of the Acquisitions, (ii) a $250 million increase in the commitments under the Company’s existing revolving credit agreement (after giving effect to which the total commitments under the revolving credit agreement will be $700 million), and (iii) certain related proposed amendments to the Company’s existing credit agreement.  The Company expects to fund the cash consideration payable in the Acquisitions with cash on hand and proceeds of other financing transactions, and therefore does not currently expect to draw on the bridge facility.  If drawn, the bridge facility will mature on the first anniversary of the closing of the facility, and if amounts borrowed under the bridge facility have not been repaid at maturity they will roll over into extended term loans which mature on the eighth anniversary of the initial closing date.  In that case, as of the first anniversary of the closing of the facility, the lenders will also have the option to receive exchange notes in exchange for the extended term loans.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, part of the consideration for the Acquisitions will be in the form of shares of the Company’s common stock to Sellers (the “Stock Consideration”).  The issuance of the Stock Consideration will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.  The Company will rely on this exemption from registration based in part on representations made by the Sellers.

Item 7.01. Regulation FD Disclosure.

The Company has posted an investor presentation on its website (www.pdce.com) and has attached the presentation to this Current Report on Form 8-K as Exhibit 99.1 which is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase and Sale Agreement, dated August 23, 2016, by and among the seller parties thereto, Kimmeridge Energy Management Company GP, LLC, Arris Petroleum Corporation, and PDC Energy, Inc.
2.2	Asset Purchase and Sale Agreement, dated August 23, 2016, by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, Kimmeridge Energy Management Company GP, LLC and PDC Energy, Inc.
10.1	Commitment Letter, dated August 23, 2016, by and between PDC Energy, Inc. and JPMorgan Chase Bank, N.A.
99.1	Investor Presentation, dated August 24, 2016.